SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ______________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): December 12, 1997

                    AIR & WATER TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in Charter)

           Delaware                 033-017921           13-3418759
    (State or Other Jurisdiction   (Commission          (IRS Employer
     of Incorporation)             File Number)         Identification No.)

        U.S. Highway 22 West and Station Road
        Branchburg, New Jersey                              08876
        (Address of Principal Executive Offices)          (Zip Code)

        Registrant's telephone number, including area code: (908) 685-4600

                                 No Change
       (Former Name or Former Address, if Changed Since Last Report)


        ITEM 5.   OTHER EVENTS

                  On December 12, 1997, Air & Water Technologies Corporation (the "Company") announced that its $70 million senior secured credit facility (the "Bank Credit Facility"), scheduled to expire on March 31, 1998, has been extended to December 11, 1998, and that simultaneously Societe Generale will replace all other banks under the Bank Credit Facility. The Company had previously announced that it was in discussions regarding an extension of the Bank Credit Facility. The extension also provides for relief of certain financial covenants in the Bank Credit Facility. The extension of the Bank Credit Facility effectively extends current amendments of the Bank Credit Facility and a waiver of the Company's compliance with certain covenants under the Bank Credit Facility until the earlier of the consummation of transactions contemplated by the recently announced recapitalization, or until March 22, 1998, which amendments and waiver would have terminated on December 15, 1997, had the Bank Credit Facility not been extended. On December 12, 1997, the Company issued a press release concerning the extension of the Bank Credit Facility, a copy of which is attached hereto as Exhibit
        99.1 and is incorporated by reference herein.

        ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

                  (c)  Exhibits

                       99.1   Press release of the Company dated
                              December 12, 1997.


             Pursuant to the requirements of the Securities
        Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AIR & WATER TECHNOLOGIES CORPORATION

                            By:  /s/  Douglas A. Satzger, Esq.
                                 _________________________________
                                 Name:   Douglas A. Satzger, Esq.
                                 Title:  Senior Vice-President


        Date:   December 16, 1997


                               EXHIBIT INDEX

          EXHIBIT NO.               DESCRIPTION                     PAGE NO.

          99.1                Press release of the Company
                              dated December 12, 1997.